Exhibit 99.1

Investor Relations: Geoffrey M. Boyd Chief Financial Officer 612-436-6486

Media Inquiries: Jon Secrest Vice President, Marketing 612-436-6049

Eschelon Telecom, Inc. Announces Second Quarter 2007 Operating Results

Highlights for Q2 2007:

•            Record number of lines sold

•            Record line installations

•            Record lines in service

•            Solid customer line churn results

•            27% year over year revenue growth

•            46% year over year adjusted EBITDA growth

•            Closed on the UNICOM acquisition on May 1, 2007

Minneapolis, MN – August 6, 2007 (NASDAQ: ESCH): Eschelon Telecom, Inc., a provider of integrated communications services to small and medium sized businesses in the western United States, today announced results for the quarter ended June 30, 2007.

Richard A. Smith, Eschelon’s President and Chief Executive Officer, said, “Once again we are reporting very strong revenue and EBITDA growth in addition to record line sales and installations.  Additionally, we completed the acquisition of Oregon-based UNICOM on May 1st and laid the ground work for future organic growth by opening two additional markets:  Fort Collins, Colorado and Tucson, Arizona.

“We committed that we would continue to execute our business plan despite the pending acquisition of Eschelon by Integra Telecom, Inc.  I am proud to say that we have done that well.”

The following table highlights financial and operating results (dollars in thousands, except per unit amounts):

				For the six months ended June 30,
	2Q 2007	1Q 2007	2Q 2006	2007	2006
Total Revenue	$86,356	$80,307	$68,250	$166,663	$127,976
Total Gross Profit *	$49,932	$47,142	$39,056	$97,074	$73,466
Total Gross Margin (%) *	58%	59%	57%	58%	57%
Adjusted EBITDA	$19,502	$17,793	$13,376	$37,295	$25,433
Net Income (Loss)	$1,131	$22	$(599)	$1,153	$(2,182)
Capital Expenditures	$12,472	$17,707	$11,603	$30,179	$20,623
Cash and Investments (at end of period)	$18,546	$26,503	$91,876	$18,546	$91,876

Voice Lines In Service (at end of period)	395,678	370,525	318,138	395,678	318,138
Data Lines In Service (at end of period)	283,132	256,972	177,913	283,132	177,913
Total Lines In Service (at end of period)	678,810	627,497	496,051	678,810	496,051
Lines On-Net (%) (at end of period)	85.3%	86.0%	82.2%	85.3%	82.2%
Lines Sold	45,640	45,582	36,343	91,221	67,083
Average Monthly Line Churn (%)	1.32%	1.27%	1.43%	1.29%	1.49%
Average Network Revenue per Line per Month	$39.32	$39.24	$41.36	$39.28	$41.48

Total Employees (at end of period)	1,431	1,393	1,269	1,431	1,269
Quota-Carrying Network Service Salespeople (at end of period)	258	277	273	258	273

*               Gross profit is defined as revenue less network services expense (excluding depreciation and amortization) and business telephone systems cost of revenue.

Total revenues for the second quarter of 2007 were $86.4 million, an increase of $6.0 million from the first quarter of 2007 and an increase of $18.1 million from the second quarter of 2006.  The increases were primarily due to the inclusion of the companies recently acquired and access line growth.

Gross profit for the second quarter of 2007 was $49.9 million, an increase of $2.8 million from the first quarter of 2007 and an increase of $10.9 million from the second quarter of 2006.  The increases were primarily due to the inclusion of the companies recently acquired and access line growth.

Gross profit as presented is defined as revenue less network services expense (excluding depreciation and amortization) and business telephone systems cost of revenue.  Gross profit is not intended to replace operating income (loss), net income (loss), cash flow and other measures of financial performance reported in accordance with generally accepted accounting principles (“GAAP”) in the United States.  Management uses this definition of gross profit as a measure of operating performance.  Below is a schedule reconciling reported GAAP operating income to gross profit as presented.

Eschelon Telecom, Inc.

Consolidated Operating Income to Gross Profit Reconciliation

(In Thousands)

				For the six months ended June 30,
	2Q 2007	1Q 2007	2Q 2006	2007	2006
Operating Income	$6,685	$5,407	$3,288	$12,092	$4,823
Sales, general and administrative expense	30,854	29,899	25,973	60,753	48,672
Depreciation and amortization expense	12,393	11,836	9,795	24,229	19,971
Gross Profit	$49,932	$47,142	$39,056	$97,074	$73,466

Sales, general and administrative expenses for the second quarter of 2007 were $30.9 million, an increase of $1.0 million from the first quarter of 2007 and an increase of $4.9 million from the second quarter of 2006.  The increases were primarily due to the inclusion of companies recently acquired.

Adjusted EBITDA for the second quarter of 2007 was $19.5 million, an increase of $1.7 million from the first quarter of 2007 and an increase of $6.1 million from the second quarter of 2006.  Adjusted EBITDA is a non-GAAP measure.  Below is a schedule reconciling reported GAAP net income (loss) to EBITDA and Adjusted EBITDA.

Eschelon Telecom, Inc.

Consolidated Net Income (Loss) to EBITDA and Adjusted EBITDA Reconciliation

(In Thousands)

				For the six months ended June 30,
	2Q 2007	1Q 2007	2Q 2006	2007	2006
Net Income (Loss)	$1,131	$22	$(599)	$1,153	$(2,182)
Interest expense, net	4,514	4,382	3,895	8,896	7,062
Income taxes	463	—	—	463	—
Depreciation and amortization	12,393	11,836	9,795	24,229	19,971
EBITDA	18,501	16,240	13,091	34,741	24,851
Share-based compensation expense	424	550	292	974	638
Loss (gain) on disposal of assets	(13)	(5)	19	(18)	48
Gain on sale of available-for-sale securities	—	—	(18)	—	(96)
Other (income) expense, net	590	1,008	(8)	1,598	(8)
Adjusted EBITDA	$19,502	$17,793	$13,376	$37,295	$25,433

Capital expenditures for the second quarter of 2007 were $12.5 million, a decrease of $5.2 million from the first quarter of 2007 and an increase of $0.9 million from the second quarter of 2006.  Capital expenditures typically fluctuate by quarter depending upon timing of major equipment purchases.

Net income for the second quarter of 2007 was $1.1 million, an increase of $1.1 million from the first quarter of 2007 and an increase of $1.7 million from the second quarter of 2006.  The increases were primarily due to the inclusion of the companies recently acquired and higher access lines in service.

Cash, restricted cash and available-for-sale securities at June 30, 2007 were $18.5 million, a decrease of $8.0 million from March 31, 2007.  The decrease is primarily due to funding the acquisition of UNICOM on May 1, 2007.

Investor Call

As previously announced, the transaction between Integra Telecom and Eschelon is expected to close the evening of Friday, August 31, 2007.  Given the proximity to the closing, Eschelon does not plan to hold a conference call to review second quarter results.  Questions regarding the information in this release should be directed to Geoff Boyd, Eschelon’s Chief Financial Officer, at
612-436-6486.

About Eschelon Telecom, Inc.

Eschelon Telecom, Inc. is a facilities-based competitive communications services provider of voice and data services and business telephone systems in 53 markets in the western United States. Headquartered in Minneapolis, Minnesota, the company currently employs approximately 1,430 telecommunications/Internet professionals, serves over 65,000 business customers and has approximately 679,000 access lines in service throughout its markets in Arizona, California, Colorado, Minnesota, Montana, Nevada, Oregon, Utah and Washington.  For more information, please visit our web site at www.eschelon.com.

Forward Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Eschelon Telecom’s current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict.  Actual results may differ materially from these forward-looking statements because of the company’s history of losses, ability to maintain relationships with RBOCs, substantial indebtedness, intense competition, dependence on key management, changes in government regulations, and other risks that may be described in the company’s filings with the Securities and Exchange Commission.  In particular, statements regarding the consummation of the merger are subject to risks that the conditions to the transaction will not be satisfied. In addition, our results of operations, financial condition and cash flows also may be adversely impacted by the recent announcement of the proposed transaction, which may impact our ability to attract and retain customers, management and employees. We have incurred and will continue to incur significant advisory fees and other expenses relating to the transaction.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Eschelon Telecom undertakes no obligation to update or revise the information contained in this announcement, whether as a result of new information, future events or circumstances or otherwise.

Eschelon Telecom, Inc.

Consolidated Statement of Operations

(Dollars In Thousands, Except per Share Amounts)

				For the six months ended June 30,
	2Q 2007	1Q 2007	2Q 2006	2007	2006
Revenue:
Network services	$78,251	$72,754	$60,920	$151,005	$113,705
Business telephone systems	8,105	7,553	7,330	15,658	14,271
Total revenue	86,356	80,307	68,250	166,663	127,976

Costs and expenses:
Network services expense (excluding depreciation and amortization)	31,321	28,541	24,780	59,862	45,543
Business telephone systems cost of revenue	5,103	4,624	4,414	9,727	8,967
Sales, general and administrative	30,854	29,899	25,973	60,753	48,672
Depreciation and amortization	12,393	11,836	9,795	24,229	19,971
Operating income	6,685	5,407	3,288	12,092	4,823

Other income (expense):
Interest income	247	391	759	638	992
Interest expense	(4,761)	(4,773)	(4,654)	(9,534)	(8,054)
Other income (expense), net	(577)	(1,003)	8	(1,580)	57
Income (loss) before taxes	1,594	22	(599)	1,616	(2,182)
Income taxes	(463)	—	—	(463)	—
Net income (loss)	$1,131	$22	$(599)	$1,153	$(2,182)

Net income (loss) per share:
Basic	$0.06	$0.00	$(0.04)	$0.07	$(0.14)
Diluted	$0.06	$0.00	$(0.04)	$0.06	$(0.14)

Weighted average shares outstanding:
Basic	17,706,348	17,648,167	16,065,330	17,677,418	15,376,909
Diluted	18,445,798	18,320,919	16,065,330	18,395,816	15,376,909

Eschelon Telecom, Inc.

Consolidated Balance Sheets

(In Thousands)

	June 30, 2007	December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$17,986	$21,146
Restricted cash	560	1,224
Available-for-sale securities	—	17,097
Accounts receivable, net	29,573	27,592
Other receivables	5,161	4,025
Inventories	3,689	3,552
Prepaid expenses	3,081	2,314
Total current assets	60,050	76,950

Property and equipment, net	151,752	145,785

Other assets	1,522	2,185
Goodwill	72,398	59,670
Intangible assets, net	47,483	45,931
Total assets	$333,205	$330,521

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,950	$17,641
Accrued telecommunication costs	5,508	5,730
Accrued office rent	2,489	2,521
Accrued interest expense	3,851	3,829
Other accrued expenses	9,193	7,433
Deferred revenue	10,943	10,109
Accrued compensation expenses	6,649	4,174
Capital lease obligations, current maturities	1,572	3,131
Total current liabilities	52,155	54,568

Long-term liabilities:
Other long-term liabilities	1,713	1,262
Capital lease obligations, less current maturities	2,556	2,201
Notes payable	142,909	141,040
Total liabilities	199,333	199,071

Stockholders’ equity:
Common stock	177	176
Additional paid-in capital	290,369	289,101
Accumulated other comprehensive income	—	—
Accumulated deficit	(156,674)	(157,827)
Total stockholders’ equity	133,872	131,450
Total liabilities and stockholders’ equity	$333,205	$330,521

Eschelon Telecom, Inc.

Consolidated Statements of Cash Flows

(In Thousands)

	Six months ended June 30,
	2007	2006
Operating activities
Net income (loss)	$1,153	$(2,182)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	24,229	19,971
Provision for bad debt expense	836	814
Non-cash interest expense, net of non-cash interest income	2,508	2,043
Non-cash shared-based compensation expense	974	638
Other non-cash items	(18)	(48)
Changes in operating assets and liabilities:
Accounts receivable	(1,345)	1,004
Inventories	20	(415)
Prepaid expenses and other assets	(1,004)	(893)
Accounts payable and accrued expenses	(5,702)	(5,024)
Deferred revenue	280	215
Accrued compensation expense	2,469	181
Net cash provided by operating activities	24,400	16,304

Investing activities
Purchases of subsidiaries, net of cash acquired	(13,879)	(19,956)
Purchases of available-for-sale securities	(3,750)	(68,268)
Proceeds from sales of available-for-sale securities	20,850	8,800
Purchases of property and equipment	(19,167)	(12,023)
Cash paid for customer installation costs	(10,709)	(7,579)
Decrease in restricted cash	664	316
Proceeds from sales of assets	53	72
Net cash used in investing activities	(25,938)	(98,638)

Financing activities
Proceeds from issuance of notes payable	—	45,600
Payments made on notes and capital lease obligations	(1,673)	(1,278)
Proceeds from issuance of stock, net of fees	295	40,267
Increase in debt issuance costs	(244)	(1,311)
Net cash (used in) provided by financing activities	(1,622)	83,278

Net increase (decrease) in cash and cash equivalents	(3,160)	944
Cash and cash equivalents at beginning of period	21,146	26,062
Cash and cash equivalents at end of period	$17,986	$27,006

Supplemental cash flow information
Cash paid for interest	$7,025	$6,010

Supplemental non-cash activities
Equipment purchases under capital leases	$303	$1,021
Share-based compensation	$—	$6,045